UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2013

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Heather Campion is resigning from her position as Chief Administrative Officer of Northeast Bancorp (the “Company”), effective September 13, 2013 (the “Resignation Date”). In connection with Ms. Campion’s resignation, the Company entered into a separation agreement and general release with Ms. Campion on August 15, 2013 (the “Agreement”). Under the terms of the Agreement, Ms. Campion will receive salary continuation payments in the amount of $250,000 (representing ten months of Ms. Campion’s base salary), to be paid in equal installments during the ten-month period following the Resignation Date. In addition, the outstanding performance-based stock options and time-based stock options granted to Ms. Campion on December 29, 2010 in connection with the merger of FHB Formation LLC with and into the Company (the “2010 Stock Option Awards”) will be amended so that they shall remain outstanding following the Resignation Date. Ms. Campion will be subject to a non-competition covenant for the ten-month period following her Resignation Date and a non-solicitation covenant for the twelve-month period following her Resignation Date. Ms. Campion has entered into a release of claims against the Company. As required by applicable law, the Agreement permits Ms. Campion to revoke the Agreement for a period of seven days, which seven-day period will lapse on August 22, 2013.

On August 13, 2013, in connection with and subject to the effectiveness of the Agreement, the Compensation Committee of the Company approved an amendment to the 2010 Stock Option Award agreements (the “Amendment to the Stock Option Agreements”) pursuant to which the 2010 Stock Option Awards shall remain outstanding and may become exercisable in accordance with their terms as though Ms. Campion remained an employee of the Company. Except as modified by this amendment, all other terms and conditions of Ms. Campion’s 2010 Stock Option Awards remain in full force and effect.

The foregoing summary of the Agreement and the Amendment to the Stock Option Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreement and Amendment to the Stock Option Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Waiver, dated August 15, 2013, by and among Northeast Bancorp, Northeast Bank and Heather Campion

10.2

Amendment to the Stock Award Agreements, dated August 15, 2013, by and between Northeast Bancorp and Heather Campion (see Exhibit A to the Separation Agreement and General Waiver attached as Exhibit 10.1 of this Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Claire Bean
Name:	Claire Bean
Title:	Chief Financial Officer

Date: August 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Waiver, dated August 15, 2013, by and among Northeast Bancorp, Northeast Bank and Heather Campion

10.2

Amendment to the Stock Award Agreements, dated August 15, 2013, by and between Northeast Bancorp and Heather Campion (see Exhibit A to the Separation Agreement and General Waiver attached as Exhibit 10.1 of this Form 8-K)